SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement [ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       STEWART & STEVENSON SERVICES, INC.

                (Name of Registrant as Specified In Its Charter)


                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:________________________

         2)       Aggregate number of securities to which transaction applies:
                  _______________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________________________

         4)       Proposed maximum aggregate value of transaction:
                  _____________________________

         5)       Total fee paid:______________________________________________

[ ]               Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for
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                  previous filing by registration statement number, or the Form
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         4)       Date Filed:__________________________________________________

                       STEWART & STEVENSON SERVICES, INC.
                              2707 North Loop West
                                  P.O. Box 1637
                            Houston, Texas 77251-1637

                                 ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         June 11, 1996, and Adjournments

                                 ---------------

           Approximate date proxy material first sent to shareholders:
                                  May 13, 1996


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held June 11, 1996, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in this solicitation of proxies will be paid by the Company.

         As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

     1. The election of four directors to the Board of Directors of the Company.

     2. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1997.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

         Directors are elected by a plurality of the votes cast at the meeting. The four nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

         Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. If no instructions are specified on the proxy, shares represented thereby will be voted FOR the election of the four nominees described herein and FOR each of the other matters set forth above. Proxies also grant discretionary authority as to matters presented at the meeting of which the Board of Directors had no notice on the date hereof, approval of the minutes of the prior annual meeting and matters incident to the conduct of the meeting.


                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on April 24, 1996, the record date for the Annual Meeting, the Company had outstanding 33,062,088 shares (not including treasury shares) of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the four director positions and one vote with respect to each of the other matters considered at the meeting. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Shareholders of record at the close of business on April 24, 1996 are entitled to vote at or execute proxies relating to the Annual Meeting of Shareholders.

         The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) the Chief Executive Officer and four highest compensated executive officers, and (iv) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 29, 1996 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.


                                                                     Amount and Nature of
                                                                     Beneficial Ownership
                                                  ----------------------------------------------------------
                                                   Sole       Shared       Sole         Shared        Total          Percent
                   Name of                        Voting      Voting    Investment    Investment    Beneficial          Of
             Individual or Group                  Power       Power        Power        Power       Ownership         Class
             -------------------                  -----       -----        -----        -----       ---------         -----

5% SHAREHOLDERS
   Pioneering Management Corporation
   60 State Street
   Boston, MA  02109.........................     2,898,000        -0-       248,000    2,650,000      2,898,000      8.8

   First Chicago NBD Corporation
   One First National Plaza
   Chicago, IL  60670........................     2,093,391      16,300    2,090,026       92,975      2,226,201      6.7


INDIVIDUAL DIRECTORS AND NOMINEES
C. Jim Stewart II............................       406,093     261,425      436,093      231,425        667,518      2.0
J. Carsey Manning ...........................           600        -0-           600         -0-             600       *
Donald E. Stevenson .........................       545,204        940       546,144         -0-         546,144      1.7
Robert H. Parsley ...........................         2,248        -0-         2,248         -0-           2,248       *
Jack W. Lander, .............................         6,000        -0-         6,000         -0-           6,000       *
Robert L. Hargrave ..........................        40,463        -0-        40,463         -0-          66,463 (F1)  *
Bob H. O'Neal ...............................        34,354        -0-        34,354         -0-          78,104 (F2)  *
Jack T. Currie ..............................         6,000        -0-         6,000         -0-           6,000       *
Robert S. Sullivan ..........................           100        -0-           100         -0-             100       *
Richard R. Stewart ..........................       132,600       5,335      137,900           35        156,060 (F3)  *
Orson C Clay ................................         3,000        -0-         3,000         -0-           3,000       *
Brian H. Rowe ...............................         2,900        -0-         2,900         -0-           2,900       *

NON-DIRECTOR EXECUTIVE OFFICERS
Garth C. Bates, Jr. .........................        70,520      12,126       82,646         -0-         100,446 (F4)  *
C. LaRoy Hammer .............................        31,500        -0-        31,500         -0-          47,500 (F5)  *

ALL DIRECTORS AND EXECUTIVE
OFFICERS

(18 Persons) ................................     2,441,506     285,261    2,495,172    231,595        2,921,042 (F6) 8.8


- ---------------

* Less than 1%

(F1)      Includes options to purchase 26,000 shares of Common Stock.
(F2)      Includes options to purchase 43,750 shares of Common Stock.
(F3)      Includes options to purchase 28,125 shares of Common Stock.
(F4)      Includes options to purchase 17,800 shares of Common Stock.
(F5)      Includes options to purchase 16,000 shares of Common Stock.
(F6)      Includes options to purchase 194,275 shares of Common Stock.


                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of twelve directors, divided into three classes of four members. At each Annual Meeting of Shareholders, one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. The individuals set forth below have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until 1999. Each of the nominees currently serves as a director of the Company and the Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Nominating Committee of the Board of Directors. The Board of Directors recommends that the nominees listed below be elected by the shareholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the Annual Meeting or any adjournment thereof for the election of the persons whose names are listed in the following table as nominees for directors whose term will expire in 1999.


              NOMINEES FOR DIRECTORS WHOSE TERM WILL EXPIRE IN 1999

                                                                                             Director
                             Name and Principal Occupation                      Age           Since
- -----------------------------------------------------------------------------------          --------
ROBERT L. HARGRAVE(F1)...................................................       55            1984

  Chief Executive Officer, Chief Financial Officer and Treasurer of the
  Company.

RICHARD R. STEWART.......................................................       46            1994

  Group Vice President of the Company.

ORSON C CLAY(F2).........................................................       65            1994

  Retired President of American National Insurance Co., a diversified life insurance company in Galveston, Texas.

BRIAN H. ROWE(F2)........................................................       64            1994

  Retired Chairman of GE Aircraft Engines, General Electric Company, a manufacturer of combustion turbine engines for aircraft, marine and industrial applications in Cincinnati, Ohio. Before 1993, served as President and Chief Executive Officer and, before 1991, as Senior Vice
  President of GE Aircraft Engines, General Electric Company. Serves as a director of 5th/3rd Bank Corp. of Cincinnati, Ohio; Atlas Air, Inc. of
  Golden, Colorado; B/E Aerospace,  Inc. of Wellington,  Florida; Textron,
  Inc.of Providence, Rhode Island and Canadian Marconi Company of Montreal,
  Quebec.

                      DIRECTORS WHOSE TERM EXPIRES IN 1997

                                                                                             Director
                             Name and Principal Occupation                      Age           Since
- -----------------------------------------------------------------------------------          --------
C. JIM STEWART II(F1)(F4).................................................      70            1955

  Chairman of the Board of the Company.  Retired Chief Executive Officer of the
  Company.

JACK W. LANDER, JR.(F2)(F3)(F4)...........................................      70            1982

  Chairman of the Board of Merchants Bank-Houston and Chairman of the Board and director for its holding company, Gulf Southwest Bancorp, Inc., in Houston, Texas.

BOB H. O'NEAL............................................................       61            1988

  President* of the Company.  Director of Lufkin Industries, Inc. of Lufkin,
  Texas.

JACK T. CURRIE(F3)(F4)....................................................      67            1988

  Personal investments. Retired Managing Director of Mason Best Company, a merchant banking firm in Houston, Texas and retired Vice Chairman of Rotan
  Mosle Financial Corp., an investment banking firm in Houston, Texas.
  Director for American Indemnity Financial Corp.; American National Growth
  Fund, Inc.; American National Income Fund Inc. and Triflex Fund, Inc.

*Administrative Leave.  See Litigation Involving Directors.

                      DIRECTORS WHOSE TERM EXPIRES IN 1998

                                                                                             Director
                             Name and Principal Occupation                      Age           Since
- -----------------------------------------------------------------------------------          --------

J. CARSEY MANNING MANNING................................................       70            1973

  Retired Senior Vice President of the Company.

DONALD E. STEVENSON(F1)(F4)...............................................      52            1975

  Vice President of the Company.

ROBERT H. PARSLEY(F1)(F3)(F4)..............................................     73            1976

  Of Counsel to Butler & Binion, L.L.P., attorneys in Houston, Texas.

ROBERT S. SULLIVAN(F2)...................................................       52            1992

  Director,  IC2  Institute,   The  University  of  Texas  at  Austin,  Austin,
  Texas.  Previously, Dean Graduate School of Industrial Administration,
  Carnegie Mellon University, Pittsburgh, Pennsylvania.

- ---------------

(F1)      Member of Executive Committee.
(F2)      Member of Compensation and Management Development Committee.
(F3)      Member of Audit Committee.
(F4)      Member of Nominating Committee.

         Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. Mr. Robert L. Hargrave was last elected as a director at the 1993 Annual Meeting. Messrs. Richard R. Stewart, Orson C Clay and Brian H. Rowe were appointed as directors at a Regular Meeting of the Board of Directors on December 13, 1994.

Meetings and Committees of the Board of Directors

         The Board of Directors held eleven meetings during the fiscal year ended January 31, 1996 ("Fiscal 1995"). During Fiscal 1995 no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served), except for Mr. Bob H. O'Neal who was placed on administrative leave by the Company. See Litigation Involving Directors.

         The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan, scope and results of the annual audit; reviews with the Company's independent public accountants and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls, including the Company's Business Practices Program. The Audit Committee recommends to the Board of Directors the employment of independent public accountants and considers, in general, the audit services to be performed by such public accountants and the possible effect on the independence of the public accountants from the performance of non-audit services. The Audit Committee held six meetings during Fiscal 1995.

         The Compensation and Management Development Committee recommends the total compensation payable by the Company to its Chief Executive Officer, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries, and approves the form and amount of total compensation paid or payable by the Company to its other executive officers; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. See the Report of the Compensation and Management Development Committee elsewhere herein. The Compensation and Management Development Committee held two meetings during Fiscal 1995.

         The Nominating Committee selects nominees for the Board of Directors of the Company. The Nominating Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Nominating Committee at the Company's executive offices for consideration by the Nominating Committee. The Nominating Committee did not meet during Fiscal 1995, but acted by unanimous consent.

Compensation Committee Interlocks and Insider Participation

         No person serving on the Compensation and Management Development Committee during Fiscal 1995 is or has ever been an officer of the Company or any of its subsidiaries, and no executive officer of the Company is serving or has ever served on a board of directors or compensation committee of any entity, one of whose executive officers now serves, or at any time in Fiscal 1995 served, on the Board of Directors or Compensation and Management Development Committee of the Company. The Company's Compensation and Management Development Committee presently consists of Messrs. Orson C Clay, Jack W. Lander, Jr., Brian H. Rowe and Robert S. Sullivan.

Compensation of Directors

         During Fiscal 1995, directors whose principal occupation is other than employment with the Company were compensated at the rate of $16,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended and $500 for each telephone meeting attended. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. Non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

         In addition, each director who is not also an officer or employee of the Company participates in the 1994 Director Stock Option Plan (the "1994 Plan"). Under the 1994 Plan, such directors receive options to purchase 1,000 shares of the Company's Common Stock on the date of each annual meeting of shareholders during their term as a director. The options are granted at the closing price on the date of grant and become exercisable in four equal annual installments commencing on the first anniversary of the grant. All options granted under the 1994 Plan expire on the tenth anniversary of their grant.

Litigation Involving Directors

         On May 3, 1995, an indictment was returned by a federal Grand Jury in Houston, Texas, accusing the Company, Mr. Bob H. O'Neal and three other employees of one count of major fraud against the United States, four counts of false statements and one count of conspiracy to commit major fraud, make false statements and interfere with the administration of a foreign military sale. All of the counts arise from a 1987 subcontract to supply diesel generator sets for installation at long-range radar sites in Saudi Arabia (the "Peace Shield"). The indictment alleges that a former employee of the general contractor for the Peace Shield program, who later became a consultant to the Company, conspired with the Company and the other defendants to award the subcontract to the Company. The indictment also alleges that the government was defrauded out of approximately $5,000,000 in connection with cost savings from a change order under the Peace Shield contract and that the Company made false statements relating to cost estimates in connection with such change order. The Company, Mr. O'Neal and each individual have denied all charges under the indictment and the case is pending in the United States District Court, Southern District of Texas, Houston Division.

         On May 12, 1995, the U.S. Air Force suspended the Company and Mr. O'Neal from contracting with any agency of the U.S. Government and from receiving the benefit of federal assistance programs. The suspension with respect to the Company was temporarily terminated on November 8, 1995, pending the resolution of the charges covered by the indictment pursuant to an Interim Administrative Agreement between the Company and the U.S. Air Force. The Interim Administrative Agreement does not have any effect on the indictment or the suspension of Mr. O'Neal.

         Pending the resolution of the indictment, the Board of Directors of the Company placed all of the indicted individuals, including Mr. O'Neal, on administrative leave. Pursuant to the terms of the administrative leave, such employees continue to receive their salaries and employment benefits but have no communication with the Company regarding the Company's business.


                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending January 31, 1997. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. A representative of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions. The Board of Directors recommends that the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending January 31, 1997 be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the Annual Meeting or any adjournment thereof. An adverse vote will be considered a direction to the Audit Committee to select other independent public accountants in the following year.

Notwithstanding any statement contained in a previous filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, neither the Performance Graph set forth below nor the Report of the Compensation and Management Development Committee that follows is incorporated by reference into any such filing.


                 PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

         The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the cumulative total shareholder return of the Standard & Poor's Machinery-Diversified Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1991 and that all dividends were reinvested.


                                 [PERFORMANCE GRAPH]


                             Year Ended January 31,
- ------------------------------------------------------------------------------------------------------------------------------

                                                     1991        1992         1993         1994        1995         1996

Stewart & Stevenson Services, Inc.                   100         156          196          263         173          140
S&P 500 Stock Index                                  100         123          136          153         154          213
S&P Machinery - Diversified Index                    100         109          117          169         157          207


         REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

         The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also reviews and approves all salary arrangements and other executive compensation, evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

         The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

         To strengthen the relationship between pay and performance, executives' annual and long-term compensation programs should include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

         To focus management on the long-term interests of shareholders, a significant portion of pay for executives should be comprised of long-term, "at-risk" compensation.

         To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities should be offered. However, within the range of competitive compensation, total compensation levels should be adjusted upward if Company performance exceeds that of its peer group and adjusted downward if Company performance falls below that of its peer group.

Total Compensation

         In determining the total compensation levels and the levels of each component of compensation for the Company's executives, the Committee refers to levels of compensation paid to executives of a comparator group of companies. This comparator group is comprised of companies with national business operations and one or more lines of business similar to the major business segments of the Company. Compensation information relating to the executive officers of the comparator companies is obtained from independent sources and adjusted for differences in the size of the comparator companies, as measured by sales volumes and market capitalization. The Committee uses the adjusted information as a measurement of competitive compensation levels for executive positions within the Company.

         The selection of companies used for compensation comparison purposes is reviewed and approved by the Committee each year. The companies comprising the comparator group used for compensation purposes generally are not the same companies comprising the published industry index used in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies included in the Standard & Poor's Machinery-Diversified Index, which is used for comparing shareholder returns.

         The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and relationship of such executive's total compensation to the total compensation paid to executives holding similar positions in the comparator group of companies.

         On June 8, 1995, Mr. Bob H. O'Neal, the Company's President and Chief Executive Officer, was placed on administrative leave as a result of an indictment in connection with a 1987 contract to supply diesel generators. See Litigation Involving Directors. Mr. Robert L. Hargrave, the Company's Chief Financial Officer, assumed the additional responsibilities of Chief Executive Officer. During the twelve months ended January 31, 1996 ("Fiscal 1995"), Mr. O'Neal's total compensation was substantially below the median total compensation of the Chief Executive Officers within the comparator group because the Committee deferred any action on the award of an annual incentive relating to Fiscal 1995 until such time as the charges under the indictment are resolved. The Committee recommended and the outside members of the Board of Directors approved salary payable and stock options granted to Mr. O'Neal for Fiscal 1995 before he was placed on administrative leave. The total compensation paid by the Company to Mr. Hargrave was above the median level of the Chief Financial Officers in the comparator group, reflecting his assumptions of additional responsibilities as Chief Executive Officer. His compensation remains substantially below the median total compensation paid to other Chief Executive Officers within the comparator group. Total compensation paid to other executive officers was above the median compensation of similar positions, primarily as a result of long-term incentives granted during Fiscal 1995. Total compensation paid to Mr. O'Neal, Mr. Hargrave and the other executives was considered by the Committee to be within the acceptable competitive range for each position.

Base Salary

         Base salary levels are targeted at or below the median levels of compensation for the Company's comparator group. Each executive's base salary is reviewed regularly by the Committee. Increases to base salaries are driven primarily by individual performance, which is evaluated based on sustained levels of individual contribution to the Company. The executive's experience and past performance are also considered, as are historical individual base salary levels, the individual executive's expected role for the upcoming fiscal year and changes in the cost of living. In making its evaluation, the Committee has assigned no particular weights to these factors.

         Base salaries established by the Committee for Fiscal 1995 were at the lower end of the range that the Committee considered to be competitive in comparison to the base salaries paid by the companies in the comparator group. In determining Mr. O'Neal's and Mr. Hargrave's base salary in Fiscal 1995, the Committee considered their respective long-term contributions to the success of the Company and the comparison of their base salaries to the base salaries of their respective counterparts in other companies within the comparator group. No change was made to Mr. Hargrave's base salary when Mr. O'Neal went on administrative leave and Mr. Hargrave assumed the duties of Chief Executive Officer.

Annual Incentives

         To promote the Company's pay-for-performance philosophy and provide executives with direct financial incentive to achieve annual corporate, business unit and individual performance goals, the Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals. In addition, bonus payments are used to compensate executives for the lower than median base salaries and provide a competitive total annual compensation.

         In establishing bonus payments made to each executive officer, the Committee considers the following factors: (i) the aggregate total annual compensation paid by the Company to such person compared to amounts paid by the comparator group of companies for similar positions, (ii) the performance of the Company in comparison to other companies in the same industry and in comparison to the market as a whole and (iii) the performance of the cost or profit centers for which an individual executive is responsible compared to goals established for such cost or profit centers. The Committee has assigned no particular weights to these factors in establishing bonus payments.

         Bonus payments approved by the Committee for Fiscal 1995 were less than payments approved in the prior year because the performance of the Company, as measured by return on capital, return on sales and return on equity declined compared to the prior year. The bonus payments to certain officers were further affected, either positively or negatively, based on whether sales, costs and profitability goals for individual profit and cost centers were met. The Committee has deferred all action on the bonus, if any, to be paid by the Company to Mr. O'Neal. Mr. Hargrave's bonus is substantially above the median bonus paid by the comparator group to Chief Financial Officers but below the median paid to Chief Executive Officers and reflects the assumption of the additional responsibilities of Chief Executive Officer.

         Consistent with the Committee's goal of providing competitive compensation levels, the sum of base salaries and annual incentives paid to the executive of the Company was comparable to the median annual compensation paid to similar individuals by the comparator group.

Long-Term Incentives

         In keeping with the Company's philosophy of providing a total compensation package which favors at-risk components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. The Committee has elected to grant stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan as the Company's long-term incentive vehicle at this time.

         Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. The design focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

         The size of the award is effected by individual performance, level of responsibility, historical award data, other compensation and the number of shares of common stock already owned by the recipient. Overall, the Committee attempts to provide a competitive award opportunity based on the dollar value of the options granted. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant.

         Stock options were granted to Mr. O'Neal during Fiscal 1995 before he was placed on administrative leave. The dollar value of the options granted to Mr. O'Neal was comparable to the median value of long-term incentives granted to Chief Executive Officers by the comparator group. The dollar value of the stock options granted to Mr. Hargrave exceeds the median value of long-term incentives granted to Chief Financial Officers by the comparator group, but is substantially less than the dollar value of long-term incentives granted to Chief Executive Officers. The dollar value of stock options granted to other officers of the Company exceeds the median dollar value of long-term incentives granted to similar positions by members of the comparator group.

         The Committee believes the equity interest created by stock options provides an appropriate link to the interests of shareholders and the award of long-term incentives in excess of the median value is warranted by the Company's performance.

Policy with Respect to the $ 1 Million Deduction Limit

         Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's and shareholders' best interests to retain the Committee's discretionary evaluation of individual and Company performance when determining total compensation payable to the Company's executive officers.

Conclusion

         The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.



                                         Respectfully submitted,
                                         THE COMPENSATION AND MANAGEMENT
                                         DEVELOPMENT COMMITTEE

                                         Orson C Clay - Chairman
                                         Jack W. Lander, Jr.
                                         Robert S. Sullivan
                                         Brian H. Rowe


                               EXECUTIVE OFFICERS

         The names, ages and positions of all the executive officers of the Company are listed below. Each officer was last elected as an executive officer at the meeting of directors immediately following the 1995 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 1996 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was selected.


                                                                                                        Officer
                  Name                      Age                         Position                         Since
- -----------------------------------        ----   -----------------------------------------------        ------

Robert L. Hargrave.....................    55     Chief Executive Officer, Chief Financial Officer        1981
Bob H. O'Neal..........................    61     President*                                              1980
Richard R. Stewart.....................    46     Group Vice President (Engineered Power Systems)         1986
Garth C. Bates, Jr.....................    47     Group Vice President (Distribution)                     1991
C. LaRoy Hammer........................    59     Group Vice President (Tactical Vehicle Systems)         1980
T. Michael Andrews.....................    55     Vice President                                          1982
Donald E. Stevenson....................    52     Vice President                                          1984
Keith T. Stevenson.....................    49     Vice President                                          1986
C. Jim Stewart III.....................    47     Vice President                                          1988
Lawrence E. Wilson.....................    43     Vice President and Secretary                            1989

   * Administrative Leave.  See Litigation Involving Directors.

         Each of the officers listed above have been employed by the Company in an executive capacity for more than five years.

         Richard R. Stewart and C. Jim Stewart III are sons of Mr. C. Jim Stewart II, the Chairman of the Board of Directors of the Company. Garth C. Bates, Jr. is a nephew of Mr. C. Jim Stewart II and a first cousin of Richard R. Stewart and C. Jim Stewart III. Keith T. Stevenson is the brother, and T. Michael Andrews is a first cousin, of Mr. Donald E. Stevenson, a director of the Company. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.


                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for the Company's current Chief Executive Officer and each of the four highest compensated executive officers.


                                              SUMMARY OF COMPENSATION

                                                                                         Long-Term
                                                    Annual Compensation                Compensation
                                             ---------------------------------      -------------------

                                                                        Other                                      All
                                                                        Annual                                    Other
          Name and            Year ended                               Compen-       Options       LTIP          Compen-
    Principal Position        January 31     Salary        Bonus        sation       Granted      Payout        sation(F2)


Robert L. Hargrave.........       1996       $ 207,115     $ 200,000     (F1)        14,000        -0-           $842
  Chief Executive Officer         1995         184,885       145,000     (F1)        10,000        -0-            832
                                  1994         179,423       140,000     (F1)        10,000        -0-            864

Bob H. O'Neal..............       1996         367,308           -0-     (F1)        30,000        -0-          3,589 (F3)
  President*                      1995         348,846       320,000     (F1)        20,000        -0-          3,542 (F4)
                                  1994         298,077       350,000     (F1)        15,000        -0-          1,440

Richard R. Stewart.........       1996         238,115       170,000     (F1)        17,500        -0-            976
  Group Vice President,           1995         215,631       220,000     (F1)        12,500        -0-            955
  (Engineered Power Systems)      1994         198,750       220,000     (F1)        10,000        -0-            960

Garth C. Bates, Jr.........       1996         205,000       150,000     (F1)        14,000        -0-            877 (F5)
  Group Vice President            1995         179,539       155,000     (F1)        10,000        -0-          3,020 (F6)
  (Distribution)                  1994         159,231       160,000     (F1)        10,000        -0-            729

C. LaRoy Hammer............       1996         197,308       130,000     (F1)        14,000        -0-            811
  Group Vice President            1995         179,654       125,000     (F1)        10,000        -0-            792
  (Tactical Vehicle Systems)      1994         164,423       140,000     (F1)          -0-         -0-            792

* Administrative Leave.  See Litigation Involving Directors.
- ---------------

(F1) The total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than 10% of the total of annual salary and bonus. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements. Except for purchases pursuant to the Stewart & Stevenson Employee Stock Purchase Plan, participation in which is available to all employees, there were no purchases of any security of the Company for less than the fair market value thereof on the date of purchase.

(F2) Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(F3) Other Compensation for Mr. O'Neal during Fiscal 1995 consists of term life insurance premiums of $1,550 and contributions by the Company to a defined contribution pension plan of $2,039.

(F4) Other Compensation for Mr. O'Neal during the fiscal year ended January 31, 1995 consists of term life insurance premiums of $1,445 and contributions by the Company to a defined contribution pension plan of $2,097.

(F5) Other Compensation for Mr. Bates during Fiscal 1995 consists of term life insurance premiums of $825 and contributions by the Company to a defined contribution pension plan of $52.

(F6) Other Compensation for Mr. Bates during the fiscal year ended January 31, 1995 consists of term life insurance premiums of $785 and contributions by the Company to a defined contribution pension plan of $2,235.

Grants and Exercises of Stock Options and Stock Appreciation Rights

         The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,800,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 757,150 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The 1994 Director Stock Option Plan (the "1994 Plan") authorizes the grant of options to directors other than officers or employees of the Company to purchase an aggregate of up to 150,000 shares of Common Stock.

         The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under such plans. Under the 1994 Plan, an option to purchase 1,000 shares of the Company's Common Stock is automatically granted on the date of each Annual Meeting of Shareholders to each eligible director who is elected to serve as a director at, or whose term as a director continues after, such meeting.

         During 1995, the Company granted options to purchase an aggregate of
(i) 135,700 shares of Common Stock under the 1988 Plan (ii) 242,600 shares of Common Stock under the 1993 Plan and (iii) 8,000 shares of Common Stock under the 1994 Plan. No limited stock appreciation rights were granted under the 1988 Plan during 1995 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 1995 and the value of all outstanding options owned as of January 31, 1996 by the individuals named in the Summary Compensation Table.


                                             OPTION/SAR GRANTS DURING FISCAL 1995

                                                                                 Potential Realizable Value
                                                                                             at
                                                                                   Assumed Annual Rates of
                                            Individual Grants                     Stock Price Appreciation
                                                                                       for Option Term
                              ----------------------------------------------      ------------------------

                                          % of Total   Exercise
                                            Options      Price
                              Options     Granted to      per      Expiration
          Name              Granted (F1)   Employees   share (F2)     Date           5%             10%
          -----             -----------    ---------   ---------      ----           --             ---

Robert L. Hargrave........      14,000       3.7        $35.125      03/21/05      $ 309,259       $  783,723
Bob H. O'Neal.............      30,000       7.9         35.125      03/21/05        662,698        1,679,406
Richard R. Stewart........      17,500       4.6         35.125      03/21/05        386,574          979,654
Garth C. Bates, Jr........      14,000       3.7         35.125      03/21/05        309,259          783,723
C. LaRoy Hammer...........      14,000       3.7         35.125      03/21/05        309,259          783,723
All Employees, including
  officers................     378,300     100.0         35.125      03/21/05      8,356,618       21,177,311

- ---------------

(F1) All options become exercisable in four 25% cumulative annual installments commencing on March 21, 1996.

(F2) All options are exercisable at the closing market price on the date of grant.

                                             OPTION/SAR EXERCISES DURING FISCAL 1995
                                                       AND YEAR-END VALUES

                                                          Number of Unexercised        Value of Unexercised
                                                               Options at                     In-the-
                                                            January 31, 1996             Money Options at
                                                                                         January 31, 1996
                                                         -----------------------     ------------------------


                               Shares
                             Acquired on     Value
           Name               Exercise      Realized   Exercisable  Unexercisable   Exercisable   Unexercisable

Robert L. Hargrave........        -0-            N/A       17,500         26,500      $  60,000       -0-
Bob H. O'Neal.............        -0-            N/A       27,500         52,500         90,000       -0-
Richard R. Stewart........        -0-            N/A       18,125         31,875         60,000       -0-
Garth C. Bates, Jr........       5,000      $ 82,500        5,000         26,500           -0-        -0-
C. LaRoy Hammer...........        -0-            N/A        7,500         24,000         15,000       -0-
All Employees,
  including officers......      52,750       786,031      299,421        598,654      2,728,125       -0-

         Retirement Plans

         The Company has a defined benefit Pension Plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest five-year average base salary out of the last ten years or (b) $235,840 ($150,000 in 1994 and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limited benefits that may be paid under the Pension Plan to $120,000 per year in 1995.

         The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executives officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's final average base salary not including bonus payments.

         The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.

                                               Estimated Annual Retirement Benefit(F1)
                                                           Years of Service

                                ------------------------------------------------------------------------------
  Final Average Compensation        20           25            30           35           40            45
  --------------------------        --           --            --           --           --            --

$100,000.....................       $25,320      $31,650       $37,980      $44,700      $52,200       $59,670

200,000......................        55,320       69,150        82,980       97,200      112,200       127,200

300,000......................        85,320      106,650       128,980      149,700      172,200       194,700

400,000......................       115,320      144,150       172,980      202,200      232,200       262,200

500,000......................       145,320      181,650       217,980      254,700      292,200       329,700

600,000......................       175,320      219,150       262,980      307,200      352,200       397,200

700,000......................       205,320      256,650       307,980      359,700      412,200       464,700

800,000......................       235,320      294,150       352,980      412,200      472,200       532,200

900,000......................       265,320      331,650       397,980      464,700      532,200       599,700

1,000,000....................       295,320      369,150       442,980      517,200      592,200       667,200


- ---------------

(1) Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2000 at age 65.


         The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and five-year average base salary for each of the individuals listed in the Summary of Compensation Table.


                                              Years of      Average Total       Average
                         NAME                 Service       Compensation      Base Salary
             --------------------------       ---------       -------------  ------------

             Robert L. Hargrave........          28               $ 323,880      $ 154,150
             Bob H. O'Neal.............          31                 538,873        182,380
             Richard R. Stewart........          24                 400,811        151,889
             Garth C. Bates, Jr........          25                 274,056        136,686
             C. LaRoy Hammer...........          38                 301,681        145,118


         TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

         The Company purchased certain real estate and improvements from relatives of Mr. J. Carsey Manning for an aggregate purchase price of $1,090,000. The purchased properties were occupied by the Company pursuant to lease agreements prior to the purchase. The Board of Directors believes that the purchase price reflects the fair market value of the property acquired.

         The Company continues to lease certain land and buildings from Mr. Miles McInnis, a former officer and director of the Company, and Mrs. Faye Manning Totsch, Mr. J. Carsey Manning's mother, for $6,500 per month under a lease which will expire April 14, 1997. The Board of Directors believes that the term of this lease has been at least as fair to the Company as could have been obtained from nonaffiliated persons.

         Director Robert H. Parsley is Of Counsel in the law firm of Butler & Binion, L.L.P. in Houston, Texas, which the Company retained during the last fiscal year and proposes to retain during the current fiscal year.

         Director Brian H. Rowe was the Chairman of GE Aircraft Engines, General Electric Company, to whom the Company paid $231,057,391.62 for the purchase of gas turbine engines during Fiscal 1995. All purchases were made in the ordinary course of business at normal commercial prices.


                         COMPLIANCE WITH SECURITIES LAWS

         Each officer and each director of the Company is required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities Exchange Commission all transactions in the Company's Common Stock within a specified time period. Based solely on a review of such reports filed by the officers and directors of the Company, Mr. C. Jim Stewart II, a director, was delinquent in filing one report with respect to the purchase of a small amount of the Company's Common Stock. Although later filed, the error resulted in the late report of a gift of 100 shares of the Company's Common Stock.


                            FORM 10-K FOR FISCAL 1995

The Company will provide without charge to any shareholder entitled to vote at the Annual Meeting a copy of its most recent Annual Report on Form 10-K upon receipt of a request therefor. Such requests should be directed to:

                                            Lawrence E. Wilson
                                            Vice President & Secretary
                                            P.O. Box 1637
                                            Houston, Texas 77251-1637
                                            (713) 868-7700


                SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

         Shareholders may submit proposals for the 1997 Annual Meeting by sending such proposals to the attention of the Corporate Secretary. In order to be considered for inclusion in the proxy statement for the 1997 Annual Meeting, such proposals should be received by the Company on or before January 13, 1997.

                       By Order of the Board of Directors,


                       LAWRENCE E. WILSON
                       Vice President, Secretary and
                       General Counsel

Dated:   Houston, Texas
         May 13, 1996
                                    APPENDIX

STEWART & STEVENSON SERVICES, INC.          ANNUAL MEETING OF SHAREHOLDERS
2707 NORTH LOOP WEST                        TO BE HELD JUNE 11, 1996
P.O. BOX 1637
HOUSTON, TEXAS  77251-1637


Dear Shareholder:

The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. will be held at 10:00 a.m. on Tuesday, June 11, 1996, in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

         1.  Election of four directors to the Board of Directors.

         2. Ratification of the selection of independent public accountants of the Company.

Only holders of Common Stock of Stewart & Stevenson Services, Inc. of record at the close of business on April 24, 1996 will be entitled to vote at the meeting or any adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/ Lawrence E. Wilson
                                  LAWRENCE E. WILSON
                                  Vice President, General Counsel and Secretary

May 13, 1996


                             DETACH PROXY CARD HERE

                       STEWART & STEVENSON SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 11, 1996
                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lawrence E. Wilson and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 10:00 a.m. on the 11th day of June, 1996 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

         THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSAL 2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

         Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

      (Please sign proxy on reverse side and return in enclosed envelope.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR"
ITEM 2.

1. Election of     FOR all nominees    WITHHOLD AUTHORITY to    *EXCEPTIONS
   of Directors    listed below [ ]    vote for all nominees     [ ]
                                       listed below[ ]

Nominees: Robert L. Hargrave, Richard R. Stewart, Orson C Clay and Brian H. Rowe (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions____________________________________________________________________

2.  Approval of Arthur Andersen LLP      In their discretion the Proxies are
    as independent public accountants    authorized to vote upon such other
    of the Company.                      matters as may properly come before
                                         the meeting or any adjournment or
                                         postponement thereof.

FOR    [ ]    AGAINST    [ ]    ABSTAIN   [ ]

                                                    Address Change and/or
                                                    Comments Mark Here   [ ]


                                         The signature on the Proxy should
                                         correspond exactly with shareholder's
                                         name as printed to the left.  In the
                                         case of joint tenancies, co-executors
                                         or co-trustees, both should sign.
                                         Persons signing as Attorney, Executor,
                                         Administrator, Trustee or Guardian
                                         should give their full title.

                                         Dated: _________________________, 1996

                                         ______________________________________
                                                        Signature

                                         ______________________________________
                                                        Signature

                                         VOTES MUST BE INDICATED (x)
                                         IN BLACK OR BLUE INK.     X

(Please sign, date and return this proxy in the enclosed postage paid envelope.)